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                                                                      EXHIBIT 12

                                    HCA INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
       FOR THE QUARTERS AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                             (DOLLARS IN MILLIONS)

                                                                 QUARTER        NINE MONTHS
                                                              -------------   ---------------
                                                              2004    2003     2004     2003
                                                              -----   -----   ------   ------
EARNINGS:
Income before minority interests and income taxes...........  $ 413   $ 532   $1,610   $1,773
Fixed charges, excluding capitalized interest...............    170     157      502      453
                                                              -----   -----   ------   ------
                                                              $ 583   $ 689   $2,112   $2,226
                                                              =====   =====   ======   ======
FIXED CHARGES:
Interest charged to expense.................................  $ 138   $ 127   $  409   $  364
Interest portion of rental expense and amortization of
  deferred loan costs.......................................     32      30       93       89
                                                              -----   -----   ------   ------
Fixed charges, excluding capitalized interest...............    170     157      502      453
Capitalized interest........................................      7      13       22       38
                                                              -----   -----   ------   ------
                                                              $ 177   $ 170   $  524   $  491
                                                              =====   =====   ======   ======
Ratio of earnings to fixed charges..........................   3.30    4.06     4.03     4.54